Exhibit 23.0
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 19, 2010, with respect to the consolidated financial statements of Cooper Industries plc (previously Cooper Industries, Ltd.) and the effectiveness of internal control over financial reporting of Cooper Industries plc, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

No. 333-136381	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Directors Stock Plan

No. 333-120337	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Stock Incentive Plan

No. 333-101451	Form S-3D Registration Statement for Cooper Industries plc Dividend Reinvestment and Stock Purchase Plan

No. 333-51439	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Directors Retainer Fee and Stock Plan

No. 333-51441	Form S-8 Registration Statement for Cooper Industries plc Amended and Restated Management Annual Incentive Plan

No. 333-143688	Form S-3 Registration Statement for Cooper U.S., Inc. Shelf Registration of Debt Securities

/s/ Ernst & Young LLP
Houston, Texas February 19, 2010